UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): October 21, 2008

Titan Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13341	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2008, Titan Pharmaceuticals, Inc. (the “Company”) implemented an employee retention program in order to bolster the Company’s ability to pursue it’s objective of completing an appropriate transaction for the advancement of the Probuphine development program in light of recent adverse events that have negatively impacted the Company’s financial position and the market price of its common stock. The retention program consists of two components—the issuance of restricted shares and modifications to existing severance provisions.

Restricted Shares

As part of the retention program, in lieu of the annual option grants that would otherwise be made in January 2009, an aggregate of 1,430,000 restricted shares were granted to the employees of the Company pursuant to the Company’s Amended and Restated 2002 Incentive Plan. A total of 900,000 of such restricted shares were granted to Marc Rubin, Sunil Bhonsle and Robert Farrell, the Company’s executive officers. One-half of the shares granted to the executives vested on the date of grant of October 21, 2008 with the balance to vest in 24 equal monthly installments commencing one-year from the date of grant. The 530,000 restricted shares granted to all other employees of the Company vest as to one-third on the one year anniversary of the date of grant and the balance in 24 equal monthly installments commencing one year from the date of grant. All restricted share grants provide for the acceleration of the unvested shares in the event the employee’s employment is terminated (other than for cause) within 12 months following a change in control of the Company.

Severance Provisions

As part of the retention program, the Company made a determination to increase the severance period for substantially all of its employees in the event that there is a change in control of the Company and within one year following such change in control the employee’s employment is terminated (including constructive termination) other than for cause. The severance period for each of Marc Rubin, Sunil Bhonsle and Robert Farrell, the Company’s executive officers, will increase from 12 months to 24 months if the termination following change in control provision is triggered and will be payable in a lump sum. The increased severance period for substantially all other employees in such event will range from two months to 12 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Marc Rubin
Marc Rubin, Chief Executive Officer

Dated: October 24, 2008